`U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

----------------------

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

--------------------------

CRYSTAL GRAPHITE CORPORATION, formerly known

as “I.M.P. Industrial Mineral Park Mining Corp.”

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA

(State or other jurisdiction of incorporation)

N/A

(IRS Employer identification number)

Suite 620 – 650 West Georgia Street

Vancouver, B.C., Canada V6B 4N9 (604) 687-7551

(Address, including postal code, and telephone number, including area code, of principal executive offices)

Crystal Graphite Corporation Stock Option Agreement

(Full Title of the Plan)

Gordon Sales

Crystal Graphite Corporation

Suite 1750 – 999 W. Hastings St.

Vancouver, B.C., Canada V6C 2W2

(Name, Address and telephone number of Agent for service)

Copies of all communications to:

Mike Shannon

Devlin Jensen

555 West Hastings Street, Suite 2550

Vancouver, BC V6B 4N5

(604) 684-2550

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of Registration Fee
(Shares of Common	1,190,000	$0.46	$547,400.00	$44.28
Stock underlying	25,000	$0.55	$13,750.00	$1.11
Stock options)	50,000	$0.73	$36,500.00	$2.95
	1,000,000	$0.10	$100,000.00	$8.09
Total	2,265,000	varying prices	$697,650.00	$56.43(2)

 (1)

There is no current market for the securities and the price at which the shares of common stock underlying the stock options held by the stock option holders will be sold is at the exercise price of which 1,190,000 of the outstanding stock options have an exercise price of $0.46 per share, 25,000 of the outstanding stock options have an exercise price of $0.55 per share, 50,000 of the outstanding stock options have an exercise price of $0.73 per share, and 1,000,000 of the outstanding stock options have an exercise price of $0.10 per share, until our securities are quoted on the OTC Bulletin Board (or other specified market) and thereafter at prevailing market prices or privately negotiated prices.

(2)

Previously paid by electronic transfer.

TABLE OF CONTENTS

Part II:

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the “Commission”) by Crystal Graphite Corporation (formerly named “I.M.P. Industrial Mineral Park Mining Corp.”), a British Columbia company (the “Company”), are incorporated herein by reference:

(1) The Company’s latest Annual Report on Form 20-F filed with the Commission on February 27, 2003, pursuant to Section 13 or 15(d) of the Exchange Act, that contains audited financial statements for the Company’s latest fiscal year for which statements have been filed;

(2) The description of the Company’s securities contained in its registration statement on Form 20-F, as amended, filed on April 1, 1999, under the Exchange Act;

(3) The Company’s Form 6-K filed with the Commission on February 3, 2003, pursuant to Rule 13a-16 or 15d-16 of the Exchange Act that contains the unaudited financial statements for the first quarter ended November 30, 2002; and

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

Not applicable

Item 5. INTERESTS OF NAMED EXPERTS OR COUNSEL

Not Applicable

Item 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

The applicable laws of the Province of British Columbia and the Company’s Articles of Association permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act.

Under section 128(1) of the Company Act (British Columbia) (the “Company Act”), a company, with the approval of the court, may indemnify a person who is a director or former director of the company or is a director or former director of a corporation of which the company is or was a shareholder, and the person’s heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director, and (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person’s conduct was lawful.

Under Section 128(2) of the Company Act, the court, on application of a company, director or a former director, may make an order approving an indemnity under this section, and the court may make any further order it considers appropriate.

Under Section 128(3) of the Company Act, on an application under subsection (2), the court may order notice to be given to any interested person.

Under Section 128(4) of the Company Act, a company may purchase and maintain insurance for the benefit of a person referred to in this section against any liability incurred by the person as a director or officer.  (Currently, the Company does not have such an insurance policy).

Under Section 128(5) of the Company Act, subsections (1) to (3) apply to officers or former officers of a company or of a corporation of which the company is or was a shareholder.

Part 19 of the Company’s Articles of Association also contains provisions providing for the indemnification of directors and officers of the Company as follows:

“19.1

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by the Company or by a corporation or other legal entity or enterprise as hereinafter mentioned and whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that the Company shall not be bound to indemnify any such person, other than a director, officer or an employee of the Company who shall have notice of this Article and to have contracted with the Company in the terms hereof solely by virtue of his acceptance of such office or employment, if in acting as agent for the Company or as a director, officer, employee or agent of another corporation or other legal entity or enterprise as aforesaid, he does so by written request of the Company containing an express reference to this Article; and provided further that no indemnification of a director or former director of the Company, or director or former director of a corporation in which the Company is or was a shareholder, shall be made except to the extent approved by the Court pursuant to the Companies Act or any other statute.  The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

19.2

The Company shall indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, wilful act or default or fraud by such person in any of which events the Company shall only indemnify such person if the directors, in their absolute discretion, so decide or the Company by ordinary resolution shall so direct.

19.3

The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitles under any other Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person.  The indemnification provided by this Article shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law.  Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

19.4

The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.

19.5

Subject to the Companies Act, no director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order or the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own wilful act or default, negligence, breach of trust or breach of duty.

19.6

Directors may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the auditor of the Company and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

19.7

The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.”

The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present, there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.

Item 7 - EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8 - EXHIBITS

(A)

EXHIBITS

EXHIBIT

DESCRIPTION

-------

-----------

5.1

Legal opinion of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations.

23.1

Consent of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations (included in the opinion filed as Exhibit 5.1 hereto).

23.2

Consent of Staley, Okada & Partners, Chartered Accountants.

99.1

Stock Option Agreement for Gordon Sales

99.2

Stock Option Agreement for Lana Bea Turner.

99.3

Stock Option Agreement for Lana Bea Turner.

99.4

Stock Option Agreement for Geoffrey Caine.

99.5

Stock Option Agreement for Ernest Resources Ltd.

99.6

Stock Option Agreement for Richard J. Ivy.

99.7

Stock Option Agreement for Richard J. Ivy.

99.8

Stock Option Agreement for Edward J. Nunn.

99.9

Stock Option Agreement for Edward J. Nunn.

99.10

Stock Option Agreement for Paul Boucher.

99.11

Stock Option Agreement for Paul Boucher.

99.12

Stock Option Agreement for Aaron Zulowski.

99.13

Stock Option Agreement for Victor Learmonth.

99.14

Stock Option Agreement for Sheila Street.

99.15

Stock Option Agreement for Diana Wynn-Morton.

99.16

Stock Option Agreement for Tracy Anderson.

99.17

Stock Option Agreement for Julia Reader.

99.18

Stock Option Agreement for Werner F. Grieder.

99.19

Stock Option Agreement for Stuart Gall.

99.20

Stock Option Agreement for Darrell Cho.

Item 9 - UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

(2)

That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 19th day of March, 2003.

CRYSTAL GRAPHITE CORPORATION

By:

“Gordon Sales”

By:

“Lana Bea Turner”

-------------------------

------------------------

Gordon Sales, President, CEO

Lana Bea Turner, CFO

and a Director

Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

“Gordon Sales”

Dated March 19, 2003

- ------------------------------------------------

Gordon Sales, President, CEO and a Director

“Lana Bea Turner”

Dated: March 19, 2003

- ------------------------------------------------

Lana Bea Turner, Chief Financial Officer and Secretary

“Richard Ivy”

Dated: March 19, 2003

- ------------------------------------------------

Richard Ivy, Director

“Edward Nunn”

Dated: March 19, 2003

- ------------------------------------------------

Edward Nunn, Chief Operating Officer

“Geoffrey Caine”

Dated: March 19, 2003

- ------------------------------------------------

Geoffrey Caine, Director

“Barrett Sleeman”

Dated: March 19, 2003

- ------------------------------------------------

Barrett Sleeman, Director

INDEX TO EXHIBITS

EXHIBIT

DESCRIPTION

-------

-----------

5.1

Legal opinion of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations

23.1

Consent of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations (included in the opinion filed as Exhibit 5.1 hereto).

23.2

Consent of Staley, Okada & Partners, Chartered Accountants.

99.1

Stock Option Agreement for Gordon Sales.

99.2

Stock Option Agreement for Lana Bea Turner.

99.3

Stock Option Agreement for Lana Bea Turner.

99.4

Stock Option Agreement for Geoffrey Caine.

99.5

Stock Option Agreement for Ernest Resources Ltd.

99.6

Stock Option Agreement for Richard J. Ivy.

99.7

Stock Option Agreement for Richard J. Ivy.

99.8

Stock Option Agreement for Edward J. Nunn.

99.9

Stock Option Agreement for Edward J. Nunn.

99.10

Stock Option Agreement for Paul Boucher.

99.11

Stock Option Agreement for Paul Boucher.

99.12

Stock Option Agreement for Aaron Zulowski.

99.13

Stock Option Agreement for Victor Learmonth.

99.14

Stock Option Agreement for Sheila Street.

99.15

Stock Option Agreement for Diana Wynn-Morton.

99.16

Stock Option Agreement for Tracy Anderson.

99.17

Stock Option Agreement for Julia Reader.

99.18

Stock Option Agreement for Werner F. Grieder.

99.19

Stock Option Agreement for Stuart Gall.

99.20

Stock Option Agreement for Darrell Cho.

Exhibit 5.1

Exhibit 23.1

Devlin Jensen

Barristers & Solicitors

Suite 2550

555 West Hastings Street

Vancouver, British Columbia

Canada  V6B 4N5

Telephone (604) 684-2550

Telecopier (604) 684-0916

March 19, 2003

Crystal Graphite Corporation

#1790 – 999 W. Hastings Street

Vancouver, B.C.

Canada  V6C 2W2

Gentlemen:

In connection with the Registration Statement on Form S-8 being filed by Crystal Graphite Corporaiton (formerly named “I.M.P. Industrial Mineral Park Mining Corp.”) (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 2,265,000 shares of the Company’s Common Stock to be offered under the Company’s Stock Option Agreements (each an “Agreement” and collectively the “Agreements”) we are of the opinion that:

1.

The Company is a corporation duly organized and validly existing under the laws of the Province of British Columbia, Canada;

2.

All necessary corporate action has been taken to authorize the entering into of the Agreements and to authorize the issuance of up to 2,265,000 shares of the Company’s Common Stock under the Agreements; and

3.

The up to 2,265,000 shares of the Company’s Common Stock, which are presently issuable upon the exercise of the issued and outstanding 2,265,000 stock options to acquire shares of the Company’s Common Stock under the Agreements, will be, upon issuance by the Company, legally issued, fully paid and non-assessable shares of Common Stock of the Company upon the receipt by the Company of full payment for such stock option shares of Common Stock in accordance with the terms of their respective stock option agreements with the Company.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.

Very truly yours,

DEVLIN JENSEN

Per:

/s/ Mike Shannon

MICHAEL T. SHANNON

EX-23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-8, pertaining to the Stock Option Agreements of Crystal Graphite Corporation, of our report dated November 1, 2002, in respect to our audits of the consolidated financial statements of that company as at August 31, 2002 and 2001 and for each of the years in the three year period ended August 31, 2002, which report was included in the company’s Annual Report on Form 20-F filed with the Securities and Exchange Commission of February 2003.

/s/ Staley, Okada & Partners

Staley, Okada & Partners

Chartered Accountants

Langley, B.C.

March 17, 2003

EX-99.1

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

GORDON SALES, of 3933 West King Edward Ave., Vancouver, British Columbia, V6S 1N2

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

 1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 400,000 shares at a price of $0.68 per share exercisable until October 29th, 2006;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Gordon Sales is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Lana Bea Turner”

)

Signature of Witness

)

)

)

#820 – 1160 Haro St. Vancouver, B.C.

)

“Gordon Sales”

Address of Witness

)

GORDON SALES

)

Secretary

)

Occupation of Witness

)

EX-99.2

CRYSTAL GRAPHITE CORPORATION.

(The “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of Oct, 2001.

BETWEEN:

LANA BEA TURNER, of #802-1160 Haro Street, Vancouver, British Columbia, V6E 1E2

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION., a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 40,000 shares at a price of $0.68 per share exercisable until October 29, 2006;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Lana Bea Turner is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Edward Nunn”

)

)

)

4226 Granger Rd., Nelson, B.C.

)

“Lana Bea Turner”

Address of Witness

)

LANA BEA TURNER

)

General Manager

)

Occupation of Witness

)

EX-99.3

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

LANA BEA TURNER, of #802-1160 Haro Street, Vancouver, British Columbia, V6E 1E2

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 50,000 shares at a price of CDN$0.68 per share exercisable until October, 29, 2006.

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he  shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor  that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Lana Bea Turner is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Edward Nunn”

)

Signature of Witness

)

)

)

4226 Granger Rd., Neslon, B.C.

)

“Lana Bea Turner”

Address of Witness

)

LANA BEA TURNER

)

General Manager

)

Occupation of Witness

)

EX-99.4

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

GEOFFREY CAINE, of 2871 Point Grey Road, Vancouver, British Columbia, V6K 1A7

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION., a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750 – 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 100,000 shares at a price of $0.68 per share exercisable until October 29th, 2006;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Geoffrey Caine is a bona fide director of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Gordon Sales”

)

Signature of Witness

)

)

)

Suite 1750 – 999 W. Hastings St.

)

Vancouver, B.C.

)

“Geoffrey Caine”

Address of Witness

)

GEOFFREY CAINE

)

President

)

Occupation of Witness

)

EX-99.5

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

ERNEST RESOURCES LTD., of  18180 1269 56th Street, Delta, BC V4L 2M4.

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750-999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 100,000 shares at a price of $0.68 per share exercisable until October 29th, 2006

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Barrett Sleeman is a bona fide director of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Gordon Sales”

)

Signature of Witness

)

)

)

Suite 1750 – 999 W. Hastings St.

)

Vancouver, B.C.

)

“Barrett Sleeman”

Address of Witness

)

ERNEST RESOURCES LTD.

)

President

)

Occupation of Witness

)

EX-99.6

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 13th day of August, 2001.

BETWEEN:

RICHARD J. IVY, of 2217 Bear Run Road, Pittsburgh, PA 15237

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750–999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 50,000 common shares at a price of $1.08 per share exercisable until August 13, 2006;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Richard J. Ivy is a bona fide director of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

_____________________

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Lana Bea Turner”

)

Signature of Witness

)

)

)

#802 – 1160 Haro St., Vancouver, BC

)

“Richard J. Ivy”

Address of Witness

)

RICHARD J. IVY

)

Secretary

)

Occupation of Witness

)

EX-99.7

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

RICHARD J. IVY, of 2217 Bear Run Road, Pittsburgh, PA 15237

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750–999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 50,000 common shares at a price of $0.68 per share exercisable until October 29th, 2006;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Richard J. Ivy is a bona fide director of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Gordon Sales”

)

Signature of Witness

)

)

)

Suite 1750 – 999 W. Hastings St.

)

Vancouver, B.C.

)

“Richard J. Ivy”

Address of Witness

)

RICHARD J. IVY

)

President

)

Occupation of Witness

)

EX-99.8

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

EDWARD J. NUNN, of RR#3, Site 5, Comp 19, Nelson, British Columbia, VIL 5P6

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION., a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750 999 W Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 100,000 shares at a price of $0.68 per share exercisable until October 29th, 2006;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Edward J. Nunn is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Lana Bea Turner”

)

Signature of Witness

)

)

)

#802 – 1160 Haro St., Vancouver, BC

)

“Edward Nunn”

Address of Witness

)

EDWARD J. NUNN

)

Secretary

)

Occupation of Witness

)

EX-99.9

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

EDWARD J. NUNN, ofRR#3, Site 5, Comp 18, Nelson, British Columbia, V1L 5P6

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 100,000 shares at a price of CDN$0.68 per share exercisable until October 29, 2006.

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he  shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor  that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Edward J. Nunn is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Lana Bea Turner”

)

Signature of Witness

)

)

)

#802 – 1160 Haro St., Vancouver, BC

)

“Edward Nunn”

Address of Witness

)

EDWARD J. NUNN

)

Secretary

)

Occupation of Witness

)

EX-99.10

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE/CONSULTANT INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 30th day of  May, 2001.

BETWEEN:

PAUL BOUCHER, of 14 Moore Avenue, Toronto, Ontario, M4T 1V3

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750–999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is a Consultant of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and these premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 25,000 common shares at a price of $0.81 per share exercisable until May 30, 2003;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Paul Boucher is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

_____________________

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Lana Bea Turner”

)

Signature of Witness

)

)

)

#802 – 1160 Haro St., Vancouver, BC

)

“Paul Boucher”

Address of Witness

)

PAUL BOUCHER

)

Secretary

)

Occupation of Witness

)

EX-99.11

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE/CONSULTANT INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

PAUL BOUCHER, of 14 Moore Avenue, Toronto, Ontario, M4T 1V3

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750–999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is a Consultant of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and these premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 25,000 common shares at a price of $0.68 per share exercisable until October 29th, 2006;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Paul Boucher is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

__________________________

)

Signature of Witness

)

)

)

__________________________

)

“Paul Boucher”

Address of Witness

)

PAUL BOUCHER

)

__________________________

)

Occupation of Witness

)

EX-99.12

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 8th day of November, 2000.

BETWEEN:

AARON  ZULOWSKI of P.O. Box 90, Nelson, British Columbia, VIL 5P7

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 50,000 shares at a price of CDN$0.68 per share exercisable until October 29, 2006.

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he  shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor  that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Aaron Zulowski is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Edward Nunn”

)

Signature of Witness

)

)

)

4226 Granger Rd., Nelson, B.C.

)

“Aaron Zulowski”

Address of Witness

)

AARON ZULOWSKI

)

General Manager

)

Occupation of Witness

)

EX-99.13

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

VICTOR LEARMONTH, of RR#1, Site 19, Comp 7, Nelson, British Columbia, V1L 5P5

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 50,000 shares at a price of CDN$0.68 per share exercisable until October 29th, 2006.

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he  shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor  that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Victor Learmonth is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Edward Nunn”

)

Signature of Witness

)

)

)

4226 Granger Rd., Nelson, B.C.

)

“Victor Learmonth”

Address of Witness

)

VICTOR LEARMONTH

)

General Manager

)

Occupation of Witness

)

EX-99.14

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

SHEILA STREET of RR#1, Site 7 Comp 34 South Slocan, British Columbia, V0G 2G0

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 50,000 shares at a price of CDN$0.68 per share exercisable until October 29,2006.

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he  shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor  that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Sheila Street is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16. This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Edward Nunn”

)

Signature of Witness

)

)

)

4226 Granger Rd., Nelson, B.C.

)

”Sheila Street”

Address of Witness

)

SHEILA STREET

)

General Manager

)

Occupation of Witness

)

EX-99.15

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 29th day of October, 2001.

BETWEEN:

DIANA WYNN-MORTON, of P.O. Box 1024, Nelson, British Columbia, V1L 6H3

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 50,000 shares at a price of CDN$0.68 per share exercisable until October 29, 2006.

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

While the Company is listed on the Canadian Venture Exchange, the Employee warrants that he  shall not upon execution hereto have employee stock options with more than five Canadian Venture Exchange listed companies, nor that any such options shall exceed 5% of the issued shares of the granting company, nor  that he shall have employee options in such companies whereby more than one option exceeds 2.5% of the issued shares of the granting company.  In the event that the Company should become aware of a breach of such restriction, it may, at its sole discretion, notify the Employee of such breach and require a solution, failing which it may terminate this Agreement, or unilaterally reduce the number of optioned shares if such reduction will solve the problem;

8.

In the event that the Company is listed on the Canadian Venture Exchange and that the employee incentive stock options granted by the Company exceed 5% of the issued shares of the Company, then the Optionee hereby agrees that the option granted hereby shall be reduced proportionately to other Company granted employee incentive stock options in order that the aforesaid Company options do not exceed 5% of the Company’s issued share capital;

9.

So long as the company is a Canadian Venture Exchange listed company, then the amendment to stock options will be subject to the shareholders approval and to the approval of the Canadian Venture Exchange;

10.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

11.

The Company represents that Diana Wynn-Morton is a bona fide employee of the Company;

12.

This option is neither assignable nor transferable;

13.

Time is of the essence of this option;

14.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

15.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

16.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Edward Nunn”

)

Signature of Witness

)

)

)

4226 Granger Rd., Nelson, B.C.

)

”Diana Wynn-Morton”

Address of Witness

)

DIANA WYNN-MORTON

)

General Manager

)

Occupation of Witness

)

EX-99.16

CRYSTAL GRAPHITE CORPORATION.

(The “Company”)

DIRECTOR/EMPLOYEE INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 18th day of March, 2003.

BETWEEN:

TRACY ANDERSON, of Group 19, Comp 1, RR #1, Winlaw, British Columbia, V0G 2J0

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION., a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 25,000 shares at a price of CDN$0.68 per share exercisable until March 18, 2006;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within thirty (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than $0.50;

7.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

8.

The Company represents that Tracy Anderson is a bona fide employee of the Company;

9.

This option is neither assignable nor transferable;

10.

Time is of the essence of this option;

11.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

12.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

13.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Brent Anderson”

)

Signature of Witness

)

)

)

Winlaw, B.C.

)

“Tracy Anderson”

Address of Witness

)

TRACY ANDERSON

)

Carpenter

)

Occupation of Witness

)

EX-99.17

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE/CONSULTANCY INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 19th day of March, 2003.

BETWEEN:

JULIA RAEDER, of 2658 Wyatt Place, North Vancouver, British Columbia, V7H 1K4

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee/consultant of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 100,000 shares at a price of USD$0.10 per share exercisable until March 19, 2004;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than USD$0.50;

7.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

8.

The Company represents that Julia Reader is a bona fide employee of the Company;

9.

This option is neither assignable nor transferable;

10.

Time is of the essence of this option;

11.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

12.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

13.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE

)

CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

“Lana Bea Turner”

)

Signature of Witness

)

)

)

802–1160 Haro St., Vancouver,B.C.

)

“Julia Raeder”

Address of Witness

)

JULIA RAEDER

)

Secretary

)

Occupation of Witness

)

EX-99.18

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE/CONSULTANCY INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 19th day of March, 2003.

BETWEEN:

WERNER F. GRIEDER, of Torre Banco Aliado, Ste. 10C, Calle Ricardo Arias, Panama, Republic of Panama

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee/consultant of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 250,000 shares at a price of USD$0.10 per share exercisable until March 19, 2004;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than USD$0.50;

7.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

8.

The Company represents that Werner F. Grieder is a bona fide employee of the Company;

9.

This option is neither assignable nor transferable;

10.

Time is of the essence of this option;

11.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

12.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

13.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE

)

CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

__________________________

)

Signature of Witness

)

)

)

__________________________

)

“Werner F. Grieder”

Address of Witness

)

WERNER F. GRIEDER

)

__________________________

)

Occupation of Witness

)

EX-99.19

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE/CONSULTANCY INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 19th day of March, 2003.

BETWEEN:

STUART GALL, of #1502-6888 Station Hill Drive, Burnaby, British Columbia, V3N 4X5

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee/consultant of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 325,000 shares at a price of USD$0.10 per share exercisable until March 19, 2004;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than USD$0.50;

7.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

8.

The Company represents that Stuart Gall is a bona fide employee of the Company;

9.

This option is neither assignable nor transferable;

10.

Time is of the essence of this option;

11.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

12.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

13.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE

)

CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

__________________________

)

Signature of Witness

)

)

)

__________________________

)

“Stuart Gall”

Address of Witness

)

STUART GALL

)

__________________________

)

Occupation of Witness

)

EX-99.20

CRYSTAL GRAPHITE CORPORATION

(the “Company”)

DIRECTOR/EMPLOYEE/CONSULTANCY INCENTIVE STOCK OPTION

THIS AGREEMENT made as of the 19th day of March, 2003.

BETWEEN:

DARRELL CHO, of #500-350 S. Center St., Reno, Nevada, USA, 89501

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

CRYSTAL GRAPHITE CORPORATION, a company duly incorporated under the laws of the Province of British Columbia and having an office at #1750– 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

(hereinafter referred to as the "Company")

OF THE SECOND PART

WHEREAS:

(A)

The Optionee is an employee/consultant of the Company and in that capacity is devoting considerable time and effort to the development of the Company;

(B)

The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee’s efforts and risk;

NOW THEREFORE, in consideration of the aforenoted efforts and service and theses premises and other good and valuable consideration:

1.

Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid non-assignable and non-transferable, 325,000 shares at a price of USD$0.10 per share exercisable until March 19, 2004;

2.

In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate immediately or shall terminate, at the sole discretion of the Company, within ninety (90) days of such event in the event of written notice by the Company granting such indulgence;

3.

In the event of the death of the Optionee during the term of the option, this option shall terminate except that the Optionee’s personal representatives shall be entitled to exercise all or any part of the qualified option granted herein PROVIDED ALWAYS that payment is tendered within one (1) year after the date of death;

4.

If the optionee at any time and from time to time during the option period desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its Registered Office within the time herein noted for the exercise of the option, subject to the terms and conditions of this option;

5.

Payment for any of the optioned shares shall be made by tendering to the Company at its Registered Office the Optionee’s cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election;

6.

If, at any time during the continued existence of the within option, there shall be any alteration in the capital stock of the Company, which shall affect a subdivision or consolidation of the issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration but shall not be less than USD$0.50;

7.

The Company will obtain disinterested shareholder approval for any reduction in the exercise price if the Optionee is an Insider of the Company at the time of the proposed amendment;

8.

The Company represents that Darrell Cho is a bona fide employee of the Company;

9.

This option is neither assignable nor transferable;

10.

Time is of the essence of this option;

11.

This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties’ heirs, executors, successors, administrators and assigns;

12.

The provisions herein constitute the entire agreement between the parties and supercede all previous understandings and agreements;

13.

This Agreement is subject to the approval of the Regulatory Authorities where required by the laws, regulations, and  by-laws to which the Company is subject, and, where not already obtained, is subject, prior to exercise, to the approval by the shareholders of the Company to the granting of options to capital stock of the Company.

IN WITNESS WHEREOF, the Company has hereunto affixed its common seal by the hands of its duly authorized officers in that behalf and the Optionee has hereunto set his hand and seal on the day and year first above written:

THE CORPORATE SEAL of

)

CRYSTAL GRAPHITE

)

CORPORATION

)

was hereunto affixed in the presence of:

)

)

“Gordon Sales”

)

c/s

Authorized Signatory

)

)

)

“Geoffrey Caine”

)

Authorized Signatory

)

SIGNED, SEALED AND DELIVERED

)

by the Optionee, in the presence of:

)

)

)

__________________________

)

Signature of Witness

)

)

)

__________________________

)

“Darrell Cho”

Address of Witness

)

DARRELL CHO

)

__________________________

)

Occupation of Witness

)